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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-83686 of ION Networks, Inc. and subsidiaries on Form S-3 of our report dated June 21, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB/A of ION Networks, Inc. and subsidiaries for the year ended March 31, 2002 (as filed on July 1, 2002), Amendment No. 1 of the Form 10-KSB/A (as filed on July 10, 2002), Amendment No. 2 of the Form 10-KSB/A (as filed on August 2, 2002) and Amendment No. 3 of the Form 10-KSB/A (as filed on August 21, 2002), and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


     /s/ Deloitte & Touche LLP
     Parsippany, New Jersey

     August 21, 2002